Exhibit 10.01

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”) is entered into as of August 4, 2019 by and among ACM Research, Inc., a Delaware corporation (the “Company”), and the several stockholders of the Company party hereto (each a “Holder” and collectively, the “Holders”).

A.          The Holders own, or have the right to acquire pursuant to outstanding, vested options, shares of the Company’s Class A common stock, $0.0001 par value per share (“Shares”).

B.          The Company proposes to conduct a public offering of Shares (the “Offering”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the underwriters named therein and, pursuant to the Underwriting Agreement, proposes to grant the Underwriters a 30-day over-allotment option to purchase additional Shares in a number not greater than 15% of the Shares to be offered in the Offering (the “Over-Allotment Shares”).

C.          To the extent any Over-Allotment Shares are issued and sold to the Underwriters in accordance with the Underwriting Agreement, the parties to this Agreement intend that the Company apply its proceeds, net of underwriting discount, from the sale of such Over-Allotment Shares to repurchase from the Holders an aggregate number of Shares (“Repurchase Shares”) equal to the number of Over-Allotment Shares issued, at a purchase price per share  equal to the public offering price per share paid to the Company to acquire the Over-Allotment Shares, net of underwriting discount (the “Purchase Price”), and otherwise in accordance with the terms of this Agreement.

Now, Therefore, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Repurchases.

(a)          At or before each closing held under the Underwriting Agreement for the issuance and sale by the Company of any Over-Allotment Shares to the Underwriters (each an “Over-Allotment Closing”), the Company shall provide written notice (a “Repurchase Notice”) to each Holder of:

(i)
the number of Repurchase Shares that the Company will purchase from such Holder as the result of the Company’s sale of Shares in connection with such Over-Allotment Closing, as determined in accordance with Schedule I to this Agreement, and

(ii)
a time and date, which date shall be no earlier than three calendar days after delivery of such notice and no later than five calendar days after the date of such Over-Allotment Closing, at which, subject to satisfaction or waiver of the conditions set forth herein, each Holder shall transfer, assign, sell and convey to the Company all of such Holder’s right, title and interest in and to, and the Company shall purchase, the number of Repurchase Shares specified in the Repurchase Notice (each a “Repurchase Closing”)

(b)          Each Repurchase Closing shall take place remotely via the exchange of documents and signatures at the time and on the date specified in the applicable Repurchase Notice. At a Repurchase Closing:

(i)
each Holder shall deliver to the Company a duly executed stock power relating to the Holder’s Repurchase Shares to be sold, together with such other documents or instruments as the transfer agent for the Shares may request (which request may include a requirement that transfer forms be medallion guaranteed) to effect the transfer of such Repurchase Shares to the Company; and

(ii)
the Company agrees to pay to each such Holder, by either wire transfer (in accordance with written instructions to be provided by the Holder) or check at the election of the Company, an amount in cash (U.S. dollars, unless otherwise expressly agreed upon in writing by the Company and the Holder) equal to the number of Repurchase Shares being sold by the Holder multiplied by the Purchase Price.

(c)          Each Holder agrees to pay all stamp, stock transfer and similar duties, if any, in connection with its sale of Repurchase Shares to the Company in accordance with this Agreement. The Company shall have the right to withhold from any amount payable pursuant to Section 1(b)(ii) any federal, state, local or other taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. The Company and a Holder may agree that the Company shall withhold additional amounts from the payment to be made by the Company pursuant to Section 1(b)(ii), including to offset the exercise price of stock options being exercised in connection with the sale of Repurchase Shares hereunder or to make a repayment of indebtedness of the Holder to the Company that is a condition to the proposed sale of Repurchase Shares hereunder.

2.          Representations and Warranties of the Company.

The Company hereby represents and warrants to each Holder, as of the date of this Agreement and the date of any Repurchase Closing, as follows:

(a)          Existence and Power. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations hereunder.

(b)          Authority; Enforceability. The execution and delivery of this Agreement by the Company and the consummation by the Company of each of the transactions and the performance by the Company of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)          No Conflicts. The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or (ii) violate any provision of the certificate of incorporation or by-laws, as applicable, of the Company, except, in the case of clause (i), as would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company, taken as a whole, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of Closing; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company.

3.          Representations and Warranties of the Holders.

Each Holder, severally but not jointly, represents and warrants to the Company, as of the date of this Agreement and the date of any Repurchase Closing at which such Holder sells Repurchase Shares,  as follows:

(a)          Enforceability. This Agreement has been duly executed and delivered by such Holder and constitutes the valid and legally binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          No Conflicts. The sale of the Repurchase Shares to be sold by such Holder hereunder and the compliance by such Holder with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Holder is a party or by which such Holder is bound or to which any of the property or assets of such Holder is subject, (ii) nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Holder or the property of such Holder; except in the case of clause (i) or clause (ii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Holder’s obligations hereunder.

(c)          Ownership of Repurchase Shares. As of the date hereof and immediately prior to the delivery of Repurchase Shares to the Company at a Repurchase Closing, such Holder is and will be the record and beneficial owner of the Repurchase Shares set forth opposite such Holder’s name on Schedule I hereto with full dispositive power thereover, and holds, and will hold, such Repurchase Shares free and clear of all mortgages, pledges, security interests, liens, claims, encumbrances, equities or other restrictions. Upon payment for the Repurchase Shares to be sold by such Holder in accordance with the terms and conditions of this Agreement, the Company will acquire good and valid title to such shares free and clear of all mortgages, pledges, security interests, liens, claims, encumbrances, equities or other restrictions.

(d)          Independent Investigation. Such Holder has received all of the information that it considers necessary or appropriate for deciding whether to sell the Repurchase Shares and has had the opportunity to ask questions and receive answers from the Company. Such Holder has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Repurchase Shares to be sold by such Holder hereunder, including the risks associated therewith.

4.          Conditions to Closing.

(a)          Conditions to Obligations of the Company. The obligation of the Company to purchase the Repurchase Shares from a Holder at a Repurchase Closing hereunder is subject to the satisfaction or waiver on or prior to the Closing Date of each the following conditions:

(i)          No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated hereby. As used herein, the term “Governmental Entity” means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (A) regulatory, administrative or otherwise; (B) federal, state or local; or (C) domestic or foreign.

(ii)          The representations and warranties of such Holder contained in this Agreement and in any other writing delivered by such Holder pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Repurchase Closing, as applicable, as though made on and as of such date.

(iii)          The Company and the Underwriters shall have entered into the Underwriting Agreement and the Underwriters shall have exercised the Over-Allotment Option.

(b)          Conditions to Obligations of Holders. The obligation of each Holder to sell Repurchase Shares at a Repurchase Closing hereunder is subject to the satisfaction or waiver at or prior to the Repurchase Closing of each the following conditions:

(i)          No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated hereby.

(ii)          The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date.

(iii)          The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and at and as of the Repurchase Closing, as though made on and as of such date.

5.          Governmental Filings. Each Holder shall make all filings with any Governmental Entity required by such Holder in connection with the execution and delivery by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby, including all filings with the Securities and Exchange Commission required pursuant to the Securities Exchange Act of 1934, as amended.

6.          General Provisions.

(a)          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes, terminates, and replaces all prior or contemporaneous negotiations, representations, understandings, discussions, offers, and agreements, written or oral, between the parties regarding such subject matter, including the Equity Purchase Agreement dated June 24, 2019 by and among the parties to this Agreement.

(b)          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) personal delivery to, or other actual receipt by, the party to be notified and (b) when sent, if sent by electronic mail during normal business hours of the recipient, or, if not sent during the recipient’s normal business hours, then on the recipient’s next business day. All communications shall be sent to the Company at its address or e-mail address as set forth below, to a Holder at the address or e-mail address as set forth opposite the Holder’s signature on the signature page hereto, or to such other address or e-mail address of a party as subsequently modified by written notice given in accordance with this Section 6.

If to the Company:	ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539
Attention: Vice President of Finance
Email: mark@acmrcsh.com

(c)          Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d)          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of laws principles.

(f)          Section Headings. The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

(g)          Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, this being in addition to any other remedy to which they are entitled at law or in equity.

(h)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(i)          Termination. This Agreement may be terminated with respect to any Holder at any time by the mutual written consent of the Company and such Holder. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall terminate (A) in the event that the representative of the Underwriters, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Offering, (B) if the Underwriting Agreement is terminated or (C) if the Underwriting Agreement has not been executed and delivered by the parties thereto on or before September 30, 2019. If this Agreement is terminated, the Company will have no obligation to purchase the Repurchase Shares and the Holders will have no obligation to sell the Repurchase Shares hereunder, and no party will have any further obligation hereunder.

(j)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(k)          Waiver. K&L GATES LLP, COUNSEL TO THE COMPANY, DRAFTED THIS AGREEMENT AND SUCH COUNSEL IS ACTING ONLY AS COUNSEL TO THE COMPANY AND NOT AS COUNSEL TO ANY OF THE HOLDERS. EACH OF THE HOLDERS WAS ADVISED TO, AND HAD THE OPPORTUNITY TO, CONSULT WITH THEIR OWN INDEPENDENT SEPARATE COUNSEL IN CONNECTION WITH THEIR REVIEW AND EXECUTION OF THIS AGREEMENT.

In Witness Whereof, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

ACM Research, Inc.

By:	/s/ David H. Wang
	Name:	David H. Wang
	Title:	President and Chief Executive Officer

Shengxin (Shanghai) Management Consulting Limited Partnership

By:	/s/ Jian Wang
	Name:	Wang, Jian
	Title:	General Partner

Address:	Redacted
Email:	Redacted

Sotheara Cheav

/s/ Sotheara Cheav
Signature

Address:	Redacted
Email:	Redacted

Fuping Chen

/s/ Fuping Chen
Signature

Address:	Redacted
Email:	Redacted

Haiping Dun

/s/ Haiping Dun
Signature

Address:	Redacted
Email:	Redacted

Chenming Hu

/s/ Chenming Hu
Signature

Address:	Redacted
Email:	Redacted

Tracy Liu

/s/ Tracy Liu
Signature

Address:	Redacted
Email:	Redacted

David H. Wang

/s/ David H. Wang
Signature

Address:	Redacted
Email:	Redacted

Schedule I

The proceeds, net of underwriting discount, received by the Company from sales of up to an aggregate of 295,826 Over-Allotment Shares, without regard to the number of Over-Allotment Closings at which those Over-Allotment Shares were issued and sold, shall be used to purchase Repurchase Shares from the several Holders in accordance with the indicated percentages:
Holder	Percentage
Sotheara Cheav	5.0%
Fuping Chen	6.7%
Haiping Dun	10.7%
Chenming Hu	8.3%
Tracy Liu	0.8%
Shengxin (Shanghai) Management Consulting Limited Partnership	57.8%
David H. Wang	10.7%
100.0%
If the cumulative number of Over-Allotment Shares issued and sold by the Company exceeds 295,826, then the proceeds, net of underwriting discount, from the sale of any additional Over-Allotment Shares shall be used to purchase Repurchase Shares from the following Holders in accordance with the indicated percentage allocations:
Holder	Percentage
Haiping Dun	50.0%
David H. Wang	50.0%
100.0%